UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 20, 2024

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 18, 2024, Perpetua Resources Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BMO Capital Markets Corp., as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 3,439,465 shares of its common stock, no par value (the “Shares”) to the Underwriter (the “Offering”). The Company granted the Underwriters an option to purchase up to an additional 515,919 Shares within 30 days. The Shares were offered to the public at an offering price of $10.17 per Share.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-266071) that was filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 8, 2022 and declared effective by the SEC on November 2, 2022, and a related prospectus supplement, dated November 18, 2024, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The Offering closed on November 20, 2024. The Company estimates that the net proceeds from the Offering will be approximately $33.6 million, after deducting underwriting discounts and commissions and estimated Offering expenses. The Company intends to use the net proceeds from this offering for down payments on long lead time materials, detailed engineering for our Stibnite Gold Project and general corporate purposes.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description

1.1	Underwriting Agreement dated November 18, 2024

5.1	Opinion of Cozen O’Connor LLP as to the legality of the securities being registered

23.1	Consent of Cozen O’Connor LLP (included as part of its opinion filed as Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement

Statements contained in this Current Report that are not historical facts are “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-looking Information involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: November 20, 2024	By:	/s/ Jessica Largent
Jessica Largent
Chief Financial Officer